UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2019 (June 30, 2019)

AMERICAN BRIVISION (HOLDING) CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd.

Fremont, CA 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 291-1291

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01	Entry into a Material Definitive Agreement

On June 30, 2019, American BriVision Corporation (the “Company”, “we” or “us) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with BioFirst Corporation (“BioFirst”), a Taiwanese corporation. BioFirst is a related party to the Company because BioFirst and Yuangene Corporation, the Company’s controlling shareholder, are under common control.

Pursuant to the Purchase Agreement, the Company issued 428,571 shares of the Company’s common stock (the “Shares”) to BioFirst in consideration for $3,000,000 owed by the Company to BioFirst (the “Total Payment”) in connection with a certain collaborative agreement between the Company and BioFirst dated July 24, 2017 (the “Collaborative Agreement”). Pursuant to the Collaborative Agreement, BioFirst granted the Company the global licensing right to co-develop BFC-1401 or ABV-1701 Vitreous Substitute for Vitrectomy for medical purposes in consideration for the Total Payment, as disclosed in the Form 8-K filed July 24, 2017.

The foregoing description of the Purchase Agreement is qualified by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Securities

The disclosures set forth in Item 1.01 of this Current Report are incorporated by reference herein. The issuance of Shares were made in reliance on exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Stock Purchase Agreement with BioFirst dated June 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BRIVISION (HOLDING) CORPORATION

Date: July 12, 2019	By:	/s/ Howard Doong
	Name:	Howard Doong
	Title:	Chief Executive Officer

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